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                                  EXHIBIT 99.1



                                                                News Release
                                                                February 1, 1999




                         BULL RUN CORPORATION INVESTS IN
                              BROADCASTING BUSINESS


Atlanta, Georgia - Bull Run Corporation (Nasdaq: BULL) announced that it has acquired 73% of the outstanding common stock of Sarkes Tarzian, Inc. from the estate of Mary Tarzian. The shares constitute a less than controlling interest in the company's voting rights. Sarkes Tarzian owns and operates two television stations and four radio stations: WRCB-TV Channel 3 in Chattanooga, Tennessee, an NBC affiliate; KTVN-TV Channel 2 in Reno, Nevada, a CBS affiliate; WGCL-AM and WTTS-FM in Bloomington, Indiana; and WAJI-FM and WLDE-FM in Fort Wayne, Indiana. The Chattanooga and Reno markets rank as the 86th and the 119th largest television markets in the United States, respectively.

Gray Communications Systems, Inc. (NYSE: GCS and GCS.B), Bull Run's 16.9%-owned affiliate, has agreed to obtain an option to purchase the investment from Bull Run. Gray owns and operates three NBC-affiliated television stations, seven CBS-affiliated television stations and three daily newspapers.

For additional information, contact Robert S. Prather, Jr., President & CEO, at
(404) 266-8333.